Exhibit 10a2

EXECUTION COPY

SUPPLEMENTAL AGREEMENT

SUPPLEMENTAL AGREEMENT, dated as of July 30, 2004 (this “Agreement”), among FORTUNE BRANDS, INC., a Delaware corporation (“Seller”), BROWN & WILLIAMSON TOBACCO CORPORATION, a Delaware corporation (“B&W”), and BROWN & WILLIAMSON U.S.A., INC., a North Carolina corporation (“B&W OPCO”) to the INDEMNIFICATION AGREEMENT dated as of December 22, 1994 (the “Indemnification Agreement”), among Seller, B&W and THE AMERICAN TOBACCO COMPANY(“ATCO”).

WHEREAS, B&W and ACTO agreed in the Indemnification Agreement to indemnify Seller against claims, including legal expenses arising from smoking and health and fire-safe cigarette matters, relating to the tobacco business of ATCO or any of its predecessors;

WHEREAS, ATCO has been merged with and into B&W;

WHEREAS, the Indemnification Agreement provides that B&W shall not convey or transfer all or substantially all of its business in one or a series of related or substantially contemporaneous transaction unless the person acquiring by conveyance or transfer the business of B&W shall expressly assume by an instrument supplemental to the Indemnification Agreement the performance of the obligations of B&W under the Indemnification Agreement;

WHEREAS, B&W and R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (“RJR”), are party to the Business Combination Agreement, dated as of October 27, 2003 (the “Combination Agreement”), with Reynolds American Inc., a North Carolina corporation (“Reynolds American”), becoming a party to such agreement pursuant to a Joinder Agreement, dated as of January 9, 2004;

WHEREAS, each of B&W, RJR, B&W OPCO, Reynolds American and certain of their affiliates will engage in the Transactions (as defined in the Combination Agreement);

WHEREAS, B&W, B&W OPCO, Reynolds American are party to the Formation Agreement dated as of July 30, 2004 (the “Formation Agreement”); and

WHEREAS, Section 3.01 of the Formation Agreement contemplates that B&W OPCO shall assume, satisfy, perform, pay and discharge each of the Assumed Liabilities (as defined in the Formation Agreement);

NOW, THEREFORE, in order for B&W OPCO to assume the indemnification obligations as required by the Indemnification Agreement and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1. Assumption. B&W OPCO expressly assumes the performance of, and agrees to perform, effective as of the date hereof, all of the obligations of B&W (to the extent such obligations are Assumed Liabilities) under the Indemnification Agreement as if B&W OPCO were a signatory to the Indemnification Agreement as an Indemnitor. This Agreement shall not release B&W from any obligations as an Indemnitor under the Indemnification Agreement.

SECTION 2. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

SECTION 3. Indemnification Agreement. This Agreement is intended to supplement and comply with the Indemnification Agreement. This Agreement is subject in all respects to the provisions of the Indemnification Agreement and is not intended, and shall not be construed, in any way to waive, limit or qualify any of the terms, conditions or provisions of the Indemnification Agreement, the terms, conditions and provisions of which are hereby incorporated herein by reference.

SECTION 4. Formation Agreement; Representations and Warranties. As between B&W and B&W OPCO, this Agreement is intended to effect and evidence the consummation of certain transactions contemplated in the Formation Agreement. This Agreement is made without representation or warranty. As between B&W and B&W OPCO, this Agreement is subject in all respects to the provisions of the Formation Agreement and is not intended, and shall not be construed, in any way to enhance, expand, modify, amend, waive, limit or qualify any of the terms, conditions or provisions of the Formation Agreement, the terms, conditions and provisions of which are hereby incorporated herein by reference. As between B&W and B&W OPCO, in the event any provision herein conflicts with any provision of the Formation Agreement, the Formation Agreement shall be controlling.

SECTION 5. Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of each party hereto.

SECTION 6. Descriptive Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. Any reference in the Agreement to any “Section” is to the corresponding Section of this Agreement unless otherwise specified.

SECTION 7. Severability. The provisions of this Agreement are severable, and, in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect unless the deletion of such provisions shall cause this Agreement to become materially adverse to each party, in which event the parties shall use reasonable best efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

SECTION 8. Amendment. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.

SECTION 9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received the counterparts thereof signed by the other parties hereto.

SECTION 10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable priniciples of conflicts of laws thereof.

SECTION 11. Effect on Indemnification Agreement. All the terms and provisions of the Indemnification Agreement, the rights of Seller and the obligations of the Indemnitors thereunder shall continue in full force and effect as supplemented by this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be signed in its name by its proper and duly authorized corporate officer this 30th day of July 2004.

FORTUNE BRANDS, INC.,

By:	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior VP, General Counsel & Secretary

BROWN & WILLIAMSON TOBACCO CORPORATION,

By:	/s/ T.J. NAZLETT
Name:
Title:

BROWN & WILLIAMSON U.S.A., INC.,

By:	/s/ T.J. NAZLETT
Name:
Title:

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